SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OF 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 24, 2003

Sunrise Telecom Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-30757	77-0291197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 Enzo Drive, San Jose, California	95138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (408) 363-8000

Inapplicable

(Former name or former address if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Number	Exhibit

99.1	Press Release issued by Sunrise Telecom Incorporated on April 24, 2003.

Item 9. Regulation FD Disclosure (Information Provided Under Item 12-Disclosure of Results of Operations and Financial Condition)

On April 24, 2003, we issued a press release and are holding a conference call regarding our financial results for the quarter ended March 31, 2003. A copy of the press release is furnished as Exhibit 99.1 to this report. We are making forward-looking statements regarding our 2003 financial results in the press release and during the conference call. We are also making reference to non-GAAP financial information in both the press release and the conference call.

Use of Non-GAAP Financial Information

To supplement our consolidated financial statements presented in accordance with GAAP, we use non-GAAP measures of operating results, net income and earnings per share, which are adjusted from results based on GAAP to exclude certain expenses. These non-GAAP adjustments are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses that we believe are not indicative of our core operating results and future operating cash flows. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the results prepared in accordance with accounting principles generally accepted in the United States.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRISE TELECOM INCORPORATED (Registrant)

Date: April 24, 2003	By:	/s/ PAUL A. MARSHALL
Paul A. Marshall Chief Operating Officer and Acting Chief Financial Officer

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